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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of April 29, 1999 between TOYMAX INTERNATIONAL, INC., a Delaware corporation (the "Company "), and BARRY SHAPIRO (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

                  1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

                  2. TERM. Subject to the provisions of Section 10 hereof, the period of the Executive's employment under this Agreement shall be from June 1, 1999 through May 31, 2002, as may be extended as hereinafter provided (the "Term"). As of May 31, 2001 and each subsequent May 31 (hereinafter called a "Renewal Date"), the Term shall be automatically extended by one additional year (i.e. to include an additional period of 12 months) unless, at least 60 days prior to any such Renewal Date, the Company shall deliver to the Executive written notice that the Term will not be further extended.

                  3. POSITION AND DUTIES.

                           (a) During the Term, the Executive shall serve as
President of Toymax Enterprises, Inc. and a Senior Corporate Officer of the Company and shall have such duties consistent with such offices as from time to time may be prescribed by the Board of Directors of the Company (the "Board").

                           (b) During the Term, the Executive shall perform and
discharge the duties that may be assigned to him by the Board from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

                           (c) During the Term, the Executive shall perform such
duties on a full-time basis and the Executive shall have no other employment and no other outside business activities whatsoever; PROVIDED, HOWEVER, that, except to the extent it interferes with the performance of his duties hereunder, the Executive shall not be precluded from (i) making passive investments which do not require the devotion of any significant time or effort; (ii)


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serving on corporate, civic or charitable boards or committees, and (iii)
delivering lectures, fulfilling speaking engagements or teaching at educational institutions.

                           (d) During the Term of this Agreement, the Executive
shall be the Toymax representative to the Toy Manufacturer's Association.

                  4. COMPENSATION.

                           (a) For the Executive's services hereunder, the
Company shall pay the Executive a minimum annual salary (as the same may be increased from time to time, the "Base Salary") of $300,000, payable in accordance with the customary payroll practices of the Company.

                           (b) The Base Salary shall be increased by 5% (or such
greater percentage as the Board may determine) on January 1, 2000 and each subsequent January 1 during the Term.

                  5. BONUSES.

                           (a) Executive Bonus Plan. During the Term, the
Executive shall be eligible to participate in the Company's Executive Bonus Plan (the "Bonus Plan"), in accordance with the terms and conditions of such Plan, as they may exist from time to time. Nothing herein shall preclude the Company from amending the Bonus Plan from time to time or terminating the Bonus Plan, in whole or in part, at any time.

                  6. OTHER BENEFITS. During the Term, the Company shall provide the Executive with the following benefits:

                           (a) STOCK OPTION PLAN. The Executive shall be
eligible to participate in the Company's Stock Option Plan in accordance with the terms and conditions thereof, as applicable to other executive officers of the Company. The Executive shall receive options for 100,000 shares as follows:
50,000 shares on the date the Executive's employment hereunder commences and 50,000 shares on the first anniversary of such date, provided that the Executive is then actively employed by the Company. The exercise price for any shares granted pursuant to this paragraph (a) shall be the "Fair Market Value" (within the meaning of the Stock Option Plan) of such shares on the date the option to purchase such shares is granted.

                           (b) MEDICAL, HEALTH, DENTAL AND LIFE INSURANCE
BENEFITS. The Company shall at its own expense provide the Executive and his eligible dependents with the group medical, health and dental insurance coverage provided by the Company generally to its employees. Nothing herein shall prevent the Company from amending and/or terminating the coverages and/or plans described in this Section 6(b), provided, however, that such amendment and/or termination is applicable generally to the employees of the Company. The Company shall provide the Executive with term life insurance coverage in the face amount of $1,000,000.

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                           (c) 401(K) PLAN. The Executive shall be entitled to
participate in the Company's 401(k) Plan in accordance with the terms and conditions of such plan.

                           (d) DISABILITY AND ACCIDENT INSURANCE BENEFITS. The
Company shall provide the Executive with long term disability insurance (providing 50% Base Salary replacement coverage), business travel accident and accidental death and dismemberment insurance coverage.

                           (e) OTHER BENEFITS. The Company shall make available
to the Executive any and all other employee or fringe benefits (in accordance with their terms and conditions) which the Company may make available generally to its other employees.

                  7. AUTOMOBILE ALLOWANCE. During the Term, the Company shall reimburse the Executive for expenses, such as automobile lease or loan payments, in an amount up to $600 per month, plus such amount(s) as may be required to reimburse the Executive for expenses such as registration, insurance, repairs, maintenance, license fees, gasoline and oil incurred by the Executive incident to his use of an automobile in connection with his duties hereunder.

                  8. REIMBURSEMENT OF EXPENSES. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive.

                  9. VACATIONS. The Executive shall be entitled to no less than four weeks of paid vacation during each full calendar year of the Term (and a pro rata portion thereof for any portion of the Term that is less than a full calendar year); provided that no single vacation may exceed two consecutive weeks in duration. Unused vacation may be carried over to successive years only with the advance written consent of the Company.

                  10. TERMINATION. The employment hereunder of the Executive may be terminated prior to the expiration of the Term in the manner described in this Section 10.

                           (a) TERMINATION BY THE COMPANY FOR GOOD CAUSE. The
Company shall have the right to terminate the employment of the Executive for Good Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

                           (b) TERMINATION UPON DEATH. The employment of the
Executive hereunder shall terminate immediately upon his death.

                           (c) VOLUNTARY RESIGNATION BY THE EXECUTIVE. The
Executive shall have the right to voluntarily resign his employment hereunder by 60 days' written notice to the Company.

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                           (d) TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE.
The Company shall have the right to terminate the Executive's employment hereunder without Good Cause by written notice to the Executive.

                           (e) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The
Executive shall have the right to terminate his employment hereunder for Good Reason by written notice to the Company.

                           (f) TERMINATION DATE. The "Termination Date" is the
date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

                           (g) CERTAIN DEFINITIONS. For purposes of this
Agreement, the following terms shall have the following meanings:

                                    (i) "Person" means any individual,
corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

                                    (ii) "Change of Control" with respect to the
Company, means the occurrence of any of the following, other than in connection with the initial public offering of the Common Stock, (A) the acquisition directly or indirectly (in one or more related transactions) by any Person (other than the Executive), or two or more Persons (other than the Executive) acting as a group, of beneficial ownership (as that term is defined in Rule l3d-3 under the Securities Exchange Act of 1934) of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Shares"); (B) the merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Shares of the Company immediately before the merger hold less than 80% of the Voting Shares of the surviving or resulting corporation; (C) the sale of all or substantially all of the assets of the Company.

                                    (iii) "Good Cause" shall exist if, and only
if, the Executive (A) willfully or repeatedly fails in any material respect to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such material failure and such material failure shall not have been cured by the Executive within 45 days after such notice; or (B) has been convicted of a crime which constitutes a felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto; or (C) has committed any act in connection with his employment hereunder which constitutes fraud or gross negligence; or (D) violates any term or terms of the Employee Patent and Confidential Information Agreement by and between the Company and the Executive.

                                    (iv) "Good Reason" shall exist if and only
if the Company:

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                                    (A) assigns to the Executive any duties
inconsistent in any material respect with the Executive's then position (including status, offices and titles), authority, duties or responsibilities, or takes any other action or actions which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such Good Reason and any such assignment and/or other action or actions constituting such Good Reason shall not have been cured by the Company within 45 days after such notice;

                                    (B) materially breaches this Agreement,
provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within 45 days after such notice; or

                                    (C) requires the Executive, without the
Executive's consent, to permanently relocate to any office or location other than the New York metropolitan area.

                  11. OBLIGATIONS OF COMPANY ON TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment shall be as described in this
Section 11.

                           (a) OBLIGATIONS OF THE COMPANY IN THE CASE OF
TERMINATION WITHOUT GOOD CAUSE OR TERMINATION FOR GOOD Reason. In the event that prior to the expiration of the Term, the Company terminates the Executive's employment, pursuant to Section 10(d), without Good Cause, or the Executive terminates employment with the Company pursuant to Section 10(e), for Good Reason, the Company shall provide the Executive with the following:

                                    (I) AMOUNT OF SEVERANCE PAYMENT. Except as
provided in Section 11(b) below the Company shall pay the Executive the "Severance Payments" equal to the sum of the following:

                                             (A) the continuation, for the
"Severance Period" (as such term is hereinafter defined), of the Executive's Base Salary at the rate in effect on the Termination Date, payable in accordance with the customary payroll practices of the Company;

                                             (B) an immediate single lump sum
cash payment of any Base Salary, Bonus Plan bonuses, allowable vacation and unreimbursed expenses accrued but unpaid as of the Termination Date, and

                                             (C) In the event that the Executive
elects COBRA continuation of his coverage under the Company's medical, health and/or dental plans for periods after the date such coverage would otherwise terminate on account of his termination of

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employment (the "Coverage Termination Date"), the Company will pay all monthly premiums required to maintain such COBRA continuation coverage for the 12-month period immediately following the Coverage Termination Date.

         For purposes hereof, the term Severance Period shall mean (i) in the event the Termination Date occurs prior to June 1, 2002, the period beginning on the Termination Date and ending on the later of (A) the first anniversary of the Termination Date, or (B) May 31, 2002, and (ii) in the event the Termination Date occurs on or after June 1, 2002, the period beginning on the Termination Date and ending on the first anniversary of the Termination Date

                           (b) OBLIGATIONS OF THE COMPANY IN THE CASE OF
TERMINATION OF EXECUTIVE'S EMPLOYMENT FOLLOWING A CHANGE OF CONTROL. In the event that at any time during the Term and following a Change of Control, the Company terminates the Executive's employment without Good Cause or the Executive terminates employment for Good Reason, in lieu of the Severance Payments to which the Executive is entitled under Section 11(a)(i) above, the Company shall pay the Executive as follows:

                                    (I) CHANGE OF CONTROL SEVERANCE PAYMENT. The
Company shall continue to pay to the Executive for a period of twenty-four (24) months following the Termination Date the Executive's Base Salary at the rate in effect on the Termination Date, payable in accordance with the customary payroll practices of the Company, plus an immediate single lump sum cash payment of any Base Salary, Bonus Plan bonuses, allowable vacation and unreimbursed expenses accrued but unpaid as of the Termination Date.

                           (c) OBLIGATIONS OF THE COMPANY IN CASE OF TERMINATION
FOR DEATH, VOLUNTARY RESIGNATION OR GOOD CAUSE. Upon termination of the Executive's employment upon death (pursuant to Section 10(b)), as a result of the voluntary resignation of the Executive (pursuant to Section 10(c)) or for Good Cause (pursuant to Section 10(a)), the Company shall have no payment or other obligations hereunder to the Executive, except for the payment of any Base Salary, Bonus Plan bonuses, allowable vacation, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

                  12. SEVERABILITY. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

                  13. SUCCESSORS AND ASSIGNS.

                           (a) This Agreement and all rights under this
Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

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                           (b) This Agreement shall inure to the benefit of and
be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

                  14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof.

                  15. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 15: (a) if to the Company, to 125 E. Bethpage Road, Plainview, New York 11803 and (b) if to the Executive, to 8 Horton Court, West Harrison, New York 10604.

                  16. WITHHOLDING. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to executive employees of the Company.

                  17. COMPLETE UNDERSTANDING. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Employee Patent and Confidential Information Agreement, by and between the Company and the Executive, shall remain in full force and effect.

                  18. MODIFICATION; WAIVER.

                           (a) This Agreement may be amended or waived if, and
only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                           (b) No failure or delay by any party in exercising
any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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                  19. HEADINGS. The headings in this Agreement are for
convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                  20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

                                         TOYMAX INTERNATIONAL, INC.

                                         By:
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Witness


----------------------------                --------------------------------
Witness

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